                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT dated December 23, 2004 (the
"Agreement") is entered into by and among Scientific Games Corporation, a
Delaware corporation (the "Company"), the guarantors listed in Schedule 1 hereto
(the "Guarantors"), and J.P. Morgan Securities Inc. ("JPMorgan"), Bear, Stearns
& Co. Inc., Jefferies & Company, Inc., Ramius Securities, LLC, ABN AMRO
Incorporated, BNY Capital Markets, Inc. and Commerzbank Capital Markets Corp.
(collectively, the "Initial Purchasers").

     The Company, the Guarantors and the Initial Purchasers are parties to the
Purchase Agreement dated December 9, 2004 (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $200,000,000
aggregate principal amount of the Company's 6 1/4% Senior Subordinated Notes due
2012 (the "Securities") which will be guaranteed on an unsecured senior subordinated basis by each of the Guarantors. As an inducement to the Initial
Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the closing under the Purchase
Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Business Day" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

     "Closing Date" shall mean the Closing Date as defined in the Purchase
Agreement.

     "Company" shall have the meaning set forth in the preamble and shall also include the Company's successors.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Exchange Dates" shall have the meaning set forth in Section 2(a)(ii)
hereof.

     "Exchange Offer" shall mean the exchange offer by the Company and the
Guarantors of Exchange Securities for Registrable Securities pursuant to Section
2(a) hereof.

     "Exchange Offer Registration" shall mean a registration under the
Securities Act effected pursuant to Section 2(a) hereof.

     "Exchange Offer Registration Statement" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "Exchange Securities" shall mean senior subordinated notes issued by the
Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Securities (except that the Exchange Securities will not be subject to restrictions on transfer or to any increase in annual interest rate for failure to comply with this Agreement) and to be offered to Holders of
Securities in exchange for Securities pursuant to the Exchange Offer.

     "Guarantors" shall have the meaning set forth in the preamble and shall also include any Guarantor's successors.

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     "Holders" shall mean the Initial Purchasers, for so long as they own any
Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the
Indenture; provided that for purposes of Sections 4 and 5 of this Agreement, the term "Holders" shall include Participating Broker-Dealers.

     "Indenture" shall mean the Indenture relating to the Securities, dated as of December 23, 2004, among the Company, the Guarantors and Wells Fargo Bank,
National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

     "Initial Purchasers" shall have the meaning set forth in the preamble.

     "Inspector" shall have the meaning set forth in Section 3(a)(xiii) hereof.

     "JPMorgan" shall have the meaning set forth in the preamble.

     "Majority Holders" shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of
Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the
Company shall issue any additional Securities under the Indenture prior to consummation of the Exchange Offer or, if applicable, the effectiveness of any
Shelf Registration Statement, such additional Securities and the Registrable
Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

     "Participating Broker-Dealers" shall have the meaning set forth in Section
4(a) hereof.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration
Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the
Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

     "Purchase Agreement" shall have the meaning set forth in the preamble.

     "Registrable Securities" shall mean the Securities; provided that the
Securities shall cease to be Registrable Securities (i) when a Registration
Statement with respect to such Securities has been declared effective under the
Securities Act and such Securities have been exchanged or disposed of pursuant to such Registration Statement, (ii) when such Securities are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not
Rule 144A) under the Securities Act or (iii) when such Securities cease to be outstanding.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this
Agreement, including without limitation: (i) all SEC, stock exchange or National
Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any
Underwriters or Holders in connection with blue sky qualification of any
Exchange Securities or Registrable Securities), (iii) all expenses of any
Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales

                                        2

agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees,
(v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial
Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or "comfort" letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause
(ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of
Registrable Securities by a Holder.

     "Registration Statement" shall mean any registration statement of the
Company and the Guarantors that covers any of the Exchange Securities or
Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     "Shelf Effectiveness Period" shall have the meaning set forth in Section
2(b) hereof.

     "Shelf Registration" shall mean a registration effected pursuant to Section
2(b) hereof.

     "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company and the Guarantors that covers all or a portion of the
Registrable Securities (but no other securities unless approved by the Holders whose Registrable Securities are to be covered by such Shelf Registration
Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

     "Staff" shall mean the staff of the SEC.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended from time to time.

     "Trustee" shall mean the trustee with respect to the Securities under the
Indenture.

     "Underwriter" shall have the meaning set forth in Section 3(e) hereof.

     "Underwritten Offering" shall mean an offering in which Registrable
Securities are sold to an Underwriter for reoffering to the public.

                                        3

     2. Registration Under the Securities Act. (a) To the extent not prohibited by any applicable law or applicable interpretations of the Staff, the Company and the Guarantors shall use their commercially reasonable efforts to (i) cause to be filed an Exchange Offer Registration Statement covering an offer to the
Holders to exchange all the Registrable Securities for Exchange Securities and
(ii) have such Registration Statement declared effective and remain effective until 180 days after the closing of the Exchange Offer. The Company and the
Guarantors shall commence the Exchange Offer promptly after the Exchange Offer
Registration Statement is declared effective by the SEC and use their commercially reasonable efforts to complete the Exchange Offer not later than 60 days after such effective date.

     The Company and the Guarantors shall commence the Exchange Offer by mailing the related Prospectus, appropriate letters of transmittal and other accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law, substantially the following:

(i)   that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered and not properly withdrawn will be accepted for exchange;

(ii)  the dates of acceptance for exchange (which shall be a period of at least
      20 Business Days from the date such notice is mailed) (the "Exchange
      Dates");

(iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest but will not retain any rights under this
      Agreement;

(iv)  that any Holder electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable
      Security, together with the appropriate letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The
      City of New York) and in the manner specified in the notice, prior to the close of business on the last Exchange Date; and

(v)   that any Holder will be entitled to withdraw its election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The
      City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing its election to have such
      Securities exchanged.

     As a condition to participating in the Exchange Offer, a Holder will be required to represent to the Company and the Guarantors that (i) any Exchange
Securities to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any Person to participate in the distribution
(within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act, (iii) it is not an
"affiliate" (within the meaning of Rule 405 under the Securities Act) of the
Company or any Guarantor and (iv) if such Holder is a broker-dealer that will receive Exchange Securities for its own account in exchange for Registrable
Securities that were acquired as a result of market-making or other trading activities, then such Holder will deliver a Prospectus in connection with any resale of such Exchange Securities.

     As soon as practicable after the last Exchange Date, the Company and the
Guarantors shall:

(i)  accept for exchange Registrable Securities or portions thereof validly tendered and not properly withdrawn pursuant to the Exchange Offer; and

(ii) deliver, or cause to be delivered, to the Trustee for cancellation all
     Registrable Securities or portions thereof so accepted for exchange by the
     Company and issue, and cause the Trustee to promptly authenticate and deliver to each Holder, Exchange Securities equal in principal amount to the principal amount of the Registrable Securities surrendered by such
     Holder.

                                        4

     The Company and the Guarantors shall use their commercially reasonable efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The
Exchange Offer shall not be subject to any conditions, other than that the
Exchange Offer does not violate any applicable law or applicable interpretations of the Staff.

     (b)    In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be completed as soon as practicable after the last Exchange
Date because it would violate any applicable law or applicable interpretations of the Staff, (ii) the Exchange Offer is not for any other reason completed by
June 23, 2005 or (iii) any Holder of Registrable Securities shall notify the
Company within 20 Business Days of the initial filing of the Exchange Offer
Registration Statement that such Holder (A) is prohibited by applicable law or
SEC policy from participating in the Exchange Offer or (B) is a Broker-Dealer
and holds Securities (including the Initial Purchasers who hold Securities as part of an unsold allotment from the original offering of the Securities)
acquired directly from the Company or one of its affiliates, the Company and the
Guarantors shall use their commercially reasonable efforts to cause to be filed as soon as practicable after such determination, date or notice, as the case may be, a Shelf Registration Statement providing for the sale of all the Registrable
Securities by the Holders thereof and to have such Shelf Registration Statement declared effective by the SEC.

     In the event that the Company and the Guarantors are required to file a
Shelf Registration Statement pursuant to clause (iii) of the preceding sentence, the Company and the Guarantors shall use their commercially reasonable efforts to file and have declared effective by the SEC both an Exchange Offer
Registration Statement pursuant to Section 2(a) with respect to all Registrable
Securities and a Shelf Registration Statement (which may be a combined
Registration Statement with the Exchange Offer Registration Statement) with respect to offers and sales of Registrable Securities held by the Initial
Purchasers after completion of the Exchange Offer.

     The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the expiration of the period referred to in Rule 144(k) (or any similar rule then in force, but not Rule 144A) under the Securities Act with respect to the
Registrable Securities or such shorter period that will terminate when all the
Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (the "Shelf Effectiveness
Period"). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement and the related Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by
any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective and such Shelf
Registration Statement and Prospectus to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of
Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

     (c)    The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) or Section 2(b)
hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf
Registration Statement.

     (d)    An Exchange Offer Registration Statement pursuant to Section 2(a)
hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.

     In the event that either the Exchange Offer is not completed or the Shelf
Registration Statement, if required hereby, is not declared effective on or prior to August 21, 2005, the interest rate on the Registrable Securities will be increased by 0.25% per annum for the first 90-day period and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period, until the Exchange Offer is

                                        5

completed or the Shelf Registration Statement, if required hereby, is declared effective by the SEC or the Securities become freely tradable under the
Securities Act; provided, however, that in no event will such additional interest exceed 1.00% per annum.

     If the Shelf Registration Statement, if required hereby, has been declared effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable at any time during the Shelf Effectiveness
Period, and such failure to remain effective or usable exists for more than 30 days (whether or not consecutive) in any 12-month period, then the interest rate on the Registrable Securities will be increased by 0.25% per annum for the first
90-day period commencing on the 31st day in such 12-month period, and will increase by an additional 0.25% per annum with respect to each subsequent 90-day period, and ending on such date that the Shelf Registration Statement has again been declared effective or the Prospectus again becomes usable; provided, however, that in no event will such additional interest exceed 1.00% per annum.

     (e)    Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section
2(a) and Section 2(b) hereof may result in material irreparable injury to the
Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Section 2(a) and Section 2(b) hereof.

     3. Registration Procedures. (a) In connection with their obligations pursuant to Section 2(a) and Section 2(b) hereof, the Company and the Guarantors shall as promptly as practicable:

     (i)    prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

     (ii)   prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such
Registration Statement effective for the applicable period in accordance with
Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable
Securities or Exchange Securities;

     (iii)  in the case of a Shelf Registration, furnish to each Holder of
Registrable Securities, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable
Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto, in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantors consent to the use of such
Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

     (iv)   use their commercially reasonable efforts to register or qualify the
Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a
Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC; cooperate with such Holders in connection with any filings required to be made with the
National Association of Securities Dealers, Inc.; and do any and all

                                        6

other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the
Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

     (v)    in the case of a Shelf Registration, notify each Holder of
Registrable Securities, counsel for such Holders and counsel for the Initial
Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (2) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for
additional information after the Registration Statement has become effective,
(3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (4) if, between the effective date of a
Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any
Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to an offering of such Registrable
Securities cease to be true and correct in all material respects or if the
Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Shelf Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

     (vi)   use their commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

     (vii)  in the case of a Shelf Registration, furnish to each Holder of
Registrable Securities, without charge, at least one conformed copy of each
Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested in writing);

     (viii) in the case of a Shelf Registration, cooperate with the Holders of
Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (to the extent the delivery of securities is consistent with the provisions of the Indenture) as such Holders may reasonably request at least three Business Days prior to the closing of any sale of Registrable Securities;

     (ix)   in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(a)(v)(5) hereof, use their commercially reasonable efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related
Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the
Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the
Holders of Registrable Securities to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

                                        7

     (x)    a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or of any document that is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial
Purchasers and their counsel (and, in the case of a Shelf Registration
Statement, to the Holders of Registrable Securities and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable Securities or
their counsel) available for discussion of such document at reasonable times and upon reasonable prior notice; and the Company and the Guarantors shall not, at any time after initial filing of a Registration Statement, file any Prospectus, any amendment of or supplement to a Registration Statement or a Prospectus, or any document that is to be incorporated by reference into a Registration
Statement or a Prospectus, of which the Initial Purchasers and their counsel
(and, in the case of a Shelf Registration Statement, the Holders of Registrable
Securities and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders of Registrable
Securities or their counsel) shall reasonably object;

     (xi)   obtain a CUSIP number for all Exchange Securities or Registrable
Securities, as the case may be, not later than the effective date of a
Registration Statement;

     (xii)  cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the Exchange Securities or Registrable
Securities, as the case may be; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and
execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents as may be reasonably required to effect such changes and all other forms and documents required to be filed with the SEC to enable the
Indenture to be so qualified in a timely manner;

     (xiii) in the case of a Shelf Registration, make reasonably available for inspection at a location where they are normally kept and during normal business hours by a representative of the Holders of the Registrable Securities (an
"Inspector"), any Underwriter participating in any disposition pursuant to such
Shelf Registration Statement, any attorneys and accountants designated by the
Holders of Registrable Securities and any attorneys and accountants designated by such Underwriter, at reasonable times and in a reasonable manner, all pertinent financial and other records, documents and properties of the Company and the Guarantors, and use reasonable efforts to cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such Inspector, Underwriter, attorney or accountant in connection with a Shelf Registration Statement, in each case, as is customary for similar "due diligence" examinations; provided that any information that is designated by the Company as confidential at the time of delivery of such information shall be kept confidential by such persons, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality;

     (xiv)  in the case of a Shelf Registration, use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

     (xv)   if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such
Holder as such Holder reasonably requests to be included therein in accordance with the terms of this Agreement and make all required filings of such
Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be so included in such filing; and

                                        8

     (xvi)  in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the
Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an
Underwritten Offering and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such
Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when reasonably requested, (2) obtain opinions of counsel to the Company and the
Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of
Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings, (3) obtain "comfort" letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the
Company or any Guarantor, or of any business acquired by the Company or any
Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings and (4) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the
Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

     (b)    In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing, and the Company may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within 20 Business Days after receiving such request, without prejudice to that Holder's right to request participation in subsequent amendments to or filings of a Shelf Registration Statement.

     (c)    In the case of a Shelf Registration Statement, each Holder of
Registrable Securities agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in
Section 3(a)(v)(3) or 3(a)(v)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration
Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(a)(ix) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable
Securities that is current at the time of receipt of such notice.

     (d)    If the Company and the Guarantors shall give any notice pursuant to
Section 3(c) hereof to suspend the disposition of Registrable Securities pursuant to a Shelf Registration Statement, the Company and the Guarantors shall extend the period during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 30 days in any 90-day period and such suspensions shall not exceed an aggregate of 90 days in any 360-day period; provided that the Company may not suspend the effectiveness of the Shelf Registration
Statement to avoid its obligations hereunder.

     (e)    The Holders of Registrable Securities covered by a Shelf
Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering,

                                        9

the investment bank or investment banks and manager or managers (each an
"Underwriter") that will administer the offering will be selected by the Holders of a majority in principal amount of the Registrable Securities included in such offering.

     4. Participation of Broker-Dealers in Exchange Offer. (a) The Staff has
taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a "Participating Broker-Dealer") may be deemed to be an
"underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities.

     The Company and the Guarantors understand that it is the Staff's position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange
Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by
Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

     (b) In light of the above, and notwithstanding the other provisions of this
Agreement, the Company and the Guarantors agree to amend or supplement the
Prospectus contained in the Exchange Offer Registration Statement for a period of up to 180 days after the last Exchange Date (as such period may be extended pursuant to Section 3(d) of this Agreement), if requested by the Initial
Purchasers or by one or more Participating Broker-Dealers, in order to expedite or facilitate the disposition of any Exchange Securities by Participating
Broker-Dealers consistent with the positions of the Staff recited in Section
4(a) above. The Company and the Guarantors further agree that Participating
Broker-Dealers shall be authorized to deliver such Prospectus during such period in connection with the resales contemplated by this Section 4.

     (c) The Initial Purchasers shall have no liability to the Company, any
Guarantor or any Holder with respect to any request that they may make pursuant to Section 4(b) above.

     5. Indemnification and Contribution. a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial
Purchaser and each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Initial Purchaser or any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act, from and against any and all losses, claims, damages and liabilities
(including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial
Purchaser, or information relating to any Holder furnished to the Company in writing through JPMorgan, or any selling Holder expressly for use therein;
provided, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this Section 5(a)
shall not inure to the benefit of any Initial Purchaser or any Holder to the extent that the sale to the person asserting any such losses, claims, damages or liability was an initial resale by such Initial Purchaser or Holder and any such losses, claims, damages or liability of or with respect to such Initial
Purchaser or Holder results from the fact that both (i) a copy of the final prospectus that was required to be sent or given to such person was not sent or given to such person at or prior to the written confirmation of the sale of such
Securities to such person and (ii) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final prospectus in a timely manner was a result of non-compliance by the

                                       10

Company or the Guarantors with the provisions of Section 3(a)(iii). In connection with any Underwritten Offering permitted by Section 3, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the
Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration
Statement.

     (b)    Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors, the Initial Purchasers and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Registration Statement and each
Person, if any, who controls the Company, the Guarantors, any Initial Purchaser and any other selling Holder within the meaning of Section 15 of the Securities
Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration
Statement and any Prospectus.

     (c)    If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnification may be sought (the
"Indemnifying Person") in writing; provided that the failure to notify the
Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced
(through the forfeiture of substantive rights or defenses) by such failure; and
provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the
Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified
Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the
Indemnified Person shall have mutually agreed to the contrary; (ii) the
Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person
shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying
Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified
Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Initial
Purchaser, its affiliates, directors and officers and any control Persons of such Initial Purchaser shall be designated in writing by JPMorgan, (y) for any
Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (z) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified
Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified
Person shall have requested that an Indemnifying Person reimburse the
Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the
Indemnified Person in accordance with such request prior to the date of such settlement.

                                       11

No Indemnifying Person shall, without the written consent of the Indemnified
Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified
Person, in form and substance reasonably satisfactory to such Indemnified
Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified
Person.

     (d)    If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each
Indemnifying Person under such paragraph, in lieu of indemnifying such
Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the
Securities and the Exchange Securities, on the one hand, and by the Holders from receiving Securities or Exchange Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the
parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e)    The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.
Notwithstanding the provisions of this Section 5, (i) in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities or Exchange Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of paragraphs (d) and (e) of this Section 5, each person, if any, who controls an Indemnified Person within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Indemnified Person, and each person, if any, who controls the Company or the Guarantors within the meaning of Section 15 of the
Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company or the Guarantors, subject in each case to clauses
(i) and (ii) of this Section 5(e).

     (f)    The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any
Indemnified Person at law or in equity.

     (g)    The indemnity and contribution provisions contained in this Section
5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers or any Holder or any Person controlling any Initial
Purchaser or any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the
Guarantors, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

                                       12

     6. General.

     (a)    No Inconsistent Agreements. The Company and the Guarantors
represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii)
neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

     (b)    Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of
Holders of at least a majority in aggregate principal amount of the outstanding
Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

     (c)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail (return receipt requested), telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase
Agreement; (ii) if to the Company and the Guarantors, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 6(c); and (iii) to such other persons at their respective addresses as provided in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business
Day if timely delivered to an air courier guaranteeing overnight delivery.
Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

     (d)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such
Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial
Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a
Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

     (e)    Third Party Beneficiaries. Each Holder shall be a third party beneficiary to the agreements made hereunder between the Company and the
Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of other Holders hereunder.

                                       13

     (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

     (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (i) Miscellaneous. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Initial Purchasers shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

                                       14

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    SCIENTIFIC GAMES CORPORATION

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President and CFO

                                    GUARANTORS:

                                    SCIENTIFIC GAMES MANAGEMENT CORPORATION

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President

                                    SCIENTIFIC GAMES HOLDINGS CORP.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President

                                    SCIENTIFIC GAMES (GREECE), INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President

                                       15

                                    SCIENTIFIC GAMES ACQUISITION, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President

                                    SCIENTIFIC GAMES FINANCE CORPORATION

                                       by /s/ C. Gray Bethea, Jr.
                                          --------------------------------------
                                          Name:  C. Gray Bethea, Jr.
                                          Title: Vice President and Secretary

                                    SCIENTIFIC GAMES INTERNATIONAL, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President

                                    MDI ENTERTAINMENT, LLC

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President of Scientific
                                                 Games International Inc.,
                                                 Manager of MDI Entertainment,
                                                 LLC

                                    SCIENTIFIC GAMES ROYALTY CORPORATION

                                       by /s/ C. Gray Bethea, Jr.
                                          --------------------------------------
                                          Name:  C. Gray Bethea, Jr.
                                          Title: Vice President and Secretary

                                       16

                                    SCIENTIFIC GAMES RACING, LLC

                                       by /s/ Martin E. Schloss
                                          --------------------------------------
                                          Name:  Martin E. Schloss
                                          Title: Vice President and Secretary

                                    AUTOTOTE INTERNATIONAL, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President and Treasurer

                                    SG RACING, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President and Treasurer

                                    AUTOTOTE ENTERPRISES, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President

                                    AUTOTOTE KENO CORPORATION

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President and Treasurer

                                    AUTOTOTE GAMING, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President and Treasurer

                                    AUTOTOTE DOMINICANA INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President and Treasurer

                                       17

                                    AUTOTOTE INTERACTIVE, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President and Treasurer

                                    SCIENTIFIC GAMES ONLINE ENTERTAINMENT
                                    SYSTEMS, INC.

                                       by /s/ DeWayne E. Laird
                                          --------------------------------------
                                          Name:  DeWayne E. Laird
                                          Title: Vice President

                                       18

Confirmed and accepted as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers

By /s/ Michael K. Ryan
   ---------------------------------
          Authorized Signatory

                                       19

                              Subsidiary Guarantors

-------------------------------------------------------------------------------
                                                 State or Other Jurisdiction of
Subsidiary Name                                  Incorporation or Organization
-------------------------------------------------------------------------------
Scientific Games Management Corporation          Delaware
-------------------------------------------------------------------------------
Scientific Games Holdings Corp.                  Delaware
-------------------------------------------------------------------------------
Scientific Games (Greece), Inc.                  Delaware
-------------------------------------------------------------------------------
Scientific Games Acquisition, Inc.               Delaware
-------------------------------------------------------------------------------
Scientific Games Finance Corporation             Delaware
-------------------------------------------------------------------------------
Scientific Games International, Inc.             Delaware
-------------------------------------------------------------------------------
MDI Entertainment, LLC                           Delaware
-------------------------------------------------------------------------------
Scientific Games Royalty Corporation             Delaware
-------------------------------------------------------------------------------
Scientific Games Racing, LLC                     Delaware
-------------------------------------------------------------------------------
Autotote International, Inc.                     Delaware
-------------------------------------------------------------------------------
SG Racing, Inc.                                  Delaware
-------------------------------------------------------------------------------
Autotote Enterprises, Inc.                       Connecticut
-------------------------------------------------------------------------------
Autotote Keno Corporation                        Nebraska
-------------------------------------------------------------------------------
Autotote Gaming, Inc.                            Nevada
-------------------------------------------------------------------------------
Autotote Dominicana Inc.                         Delaware
-------------------------------------------------------------------------------
Autotote Interactive, Inc.                       Delaware
-------------------------------------------------------------------------------
Scientific Games Online Entertainment Systems,
Inc.                                             Delaware
-------------------------------------------------------------------------------

                                       20